UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009 (May 29, 2009)

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 832-0228

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

On April 29, 2009, I-many, Inc. (“I-many” or the “Company”), Sapphire Stripe Holdings, Inc., a Delaware corporation (the “Buyer”) and Sapphire Stripe Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Buyer (the “Transitory Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Transitory Subsidiary will, subject to the satisfaction or waiver of the conditions therein, merge with and into the Company, with I-many continuing after the Merger as the surviving corporation and a wholly owned subsidiary of Buyer (the “Merger”). Buyer is an affiliate of LLR Partners, a private equity firm based in Philadelphia, Pennsylvania.

On May 29, 2009, I-many, Buyer and Transitory Subsidiary entered into an Amendment to Agreement and Plan of Merger (the “Amendment”), amending the Merger Agreement and increasing the consideration payable for each outstanding share of I-many common stock, $.0001 par value per share.

Pursuant to the terms of the Amendment, the amount of cash into which each such share will be converted at the effective time of the Merger (the “Effective Time”) is now determined by dividing (i) the sum of (A) $47,300,000, plus (B) the aggregate exercise price payable upon exercise of all in-the-money Company Stock Options (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time, minus (D) the principal and accrued interest due on the Company’s outstanding senior convertible notes as of the Effective Time, minus (E) whether or not paid prior to the Effective Time, the amounts, if any, payable on account of the warrants issued by the Company dated November 6, 2006, minus (F) whether or not paid prior to the Effective Time, the amounts, not to exceed $1,198,887 in the aggregate, payable to employees of the Company pursuant to arrangements in place as of the date hereof, constituting retention, change in control and other payments approved by the Board of Directors for purposes of ensuring continuity through the Effective Time, minus (G) whether or not paid prior to the Effective Time, Transaction Expenses (as defined in the Merger Agreement) by (ii) the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the number of shares of Company Common Stock (as defined in the Merger Agreement) issuable upon exercise of all in-the-money Company Stock Options outstanding immediately prior to the Effective Time. The Company estimates that the cash amount per share will be approximately $0.49.

In addition, the Amendment also provides that the amount of Buyer’s expenses that the Company would be required to reimburse if the Merger Agreement is terminated under certain circumstances has been increased from $500,000 to $665,000. The termination fee payable by the Company under the Merger Agreement remains unchanged.

The Amendment also makes certain changes related to the Company’s representations and warranties, covenants, and remedies under the Merger Agreement. The guarantee by LLR Equity Partners III, L.P. of the obligations of the Buyer and the Transitory Subsidiary under the Merger Agreement remains in place.

The Board of Directors of the Company has unanimously approved the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference in its entirety. The Amendment is filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about I-many or Buyer. Certain representations and warranties in the Amendment were used for the purpose of allocating risk between I-many and Buyer rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Amendment as characterizations of the actual state of facts about I-many or Buyer.

Item 8.01.	Other Events.

On June 1, 2009, I-many and Buyer issued a joint press release announcing the execution of the Amendment. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Amendment to Agreement and Plan of Merger, dated as of May 29, 2009, by and among I-many, Inc., Sapphire Stripe Holdings, Inc. and Sapphire Stripe Acquisition Company

99.1	Joint Press Release dated June 1, 2009

*****

Additional Information and Where to Find It

I-many plans to file with the SEC and mail to its stockholders a proxy statement (the “Proxy Statement”) in connection with the Merger and related transactions. The Proxy Statement will contain important information about I-many, Buyer, the Merger and related matters. I-many has already filed a preliminary proxy statement with the SEC on May 14, 2009. This proxy statement is only a preliminary version of the definitive document, however, and should not be relied upon until such time as the definitive proxy statement is filed with the SEC. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) from the Company by contacting I-many, Inc., Attn: Secretary, 399 Thornall Street, 12th Floor, Edison, NJ.

I-many and Buyer, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of I-many in respect of the transactions contemplated by the Merger Agreement. Information regarding I-many’s directors and executive officers will be included in the Proxy Statement. Additional information regarding these directors and executive officers is contained in I-many’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 dated April 29, 2009, which is filed with the SEC and available free of charge at the SEC’s web site at www.sec.gov. As of March 31, 2009, I-many’s directors and executive officers beneficially owned approximately 5,885,994 shares, or 10.9%, of I-many’s common stock. This excludes 7,383,264 shares owned by Ramius LLC, of which Mark R. Mitchell, a director of I-many, is an executive officer and for which Mr. Mitchell disclaims beneficial ownership . Information regarding Buyer’s directors and officers and a more complete description of the interests of I-many’s directors and officers will be available in the Proxy Statement.

Safe Harbor for Forward-Looking Statements

Statements in this document regarding the proposed transaction between I-many and Buyer, and any other statements about I-many management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” “approximately” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including but not limited to the risks surrounding the closing of the transaction, including failure of I-many’s stockholders to approve the merger; operational disruption from the merger; general economic and market conditions and such other factors described in I-many’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings that I-many makes with the SEC from time to time. In addition, the statements in this document reflect I-many’s expectations and beliefs as of the date of this document. I-many anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while I-many may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-many, Inc.

Date: June 1, 2009	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment to Agreement and Plan of Merger, dated as of May 29, 2009, by and among I-many, Inc., Sapphire Stripe Holdings, Inc. and Sapphire Stripe Acquisition Company

99.1	Joint Press Release dated June 1, 2009